UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2005

United Artists Theatre Circuit, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	033-49598	13-1424080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On October 11, 2005, United Artists Theatre Circuit, Inc. (“UATC”) entered into a purchase and sale agreement with Boardwalk Ventures, LLC (“Boardwalk”) to sell a total of 5 theatres and 37 screens in Mississippi and Louisiana for cash in the amount of approximately $5.5 million.  Pursuant to the purchase and sale agreement, UATC also granted Boardwalk a right of first refusal for one year after the closing to purchase another 5 theatres and 28 screens in Mississippi and Louisiana for cash in the amount of approximately $4.9 million.  Consummation of the disposition is subject to customary closing conditions and is expected to be completed later in the fourth quarter of 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED ARTISTS THEATRE CIRCUIT, INC.

Date: October 17, 2005	By:	/s/ Amy E. Miles
	Name:	Amy E. Miles
	Title:	Vice President and Treasurer